EXHIBIT 99.1

ANADOLUN TERM SHEET

The following sets forth the principal terms upon which Texada Ventures, Inc., a Nevada corporation, (the “Company”), a reporting issuer registered under Section 12(g) of the Securities Exchange Act of 1934, as amended, and in good standing with the Securities and Exchange Commission (“SEC”), and Anadolun Madencilik Ltd. Sti., a limited company under the provisions of the Turkish commercial code (“Anadolun”), agree to enter into a definitive agreement (the “Definitive Agreement”) under which Anadolun agrees to grant the Company an option to acquire or earn a 95% interest in Anadolun’s Karasu Rare Earth Metals Project located in the Sakarya Province, Turkey (the “Property”, as described in Section 1.D, below) and the Company will undertake an offering to raise up to $1,000,000 in working capital financing (the “Transaction”) in accordance with the terms set forth in this term sheet.  In consideration for entering into this term sheet, the Company agrees to advance Anadolun a $200,000 bridge loan (the “Bridge Loan”) as described in Sections 1.C, below, in consideration for the issuance of a promissory note.

This term sheet constitutes a non-binding (except for Sections 1.C, 1.D, 10, 11 and 12) outline of the principal intended terms of the proposed transaction to facilitate the preparation of the Definitive Agreement and ancillary documentation required to effect the transactions contemplated in this term sheet.  Each party covenants not to institute or participate in any proceeding seeking to establish a contrary interpretation.

1. Structure and Consideration:
The proposed transaction would be structured as follows:

A.  The Company or Anadolun may, at their respective option, form a holding company to facilitate the Transaction.

B.  The Company will use commercially reasonable efforts to commence a Working Capital Financing to raise up to $1,000,000 by issuing common stock of the Company (the “Placement”) at a price of $0.10 per Unit (or such higher price based on market conditions) (the “Placement Price”) to fund working capital requirements of the Company and Anadolun (including the Bridge Loan described in Section 1.C).  The Company, at its option, may raise such financing through in mezzanine debt financing, which may be satisfied by a subsequent placement of common stock of the Company at the Placement Price.

Each Unit is expected to consist of one share of common stock of the Company (a “Common Share”) and one common share purchase warrant (a “Warrant”), each Warrant exercisable to acquire one share of common stock of the Company (a “Warrant Share”) at an exercise price of $0.25 per Warrant Share for a period of two (2) years.

C.  Upon completion of a sufficient portion of the Placement set forth in Section 1.B, the Company will advance Anadolun $200,000  in the form of the Bridge Loan, the proceeds of which will be used as set forth in Schedule A (the “Use of Proceeds”).  The Bridge Loan will be evidenced by a promissory note in substantially the form attached hereto as Schedule B-1 (the “Promissory Note”).  Anadolun represents, warrants and covenants that the Bridge Loan will be used as set forth in the Use of Proceeds and sign a Bridge Loan Agreement in the form attached hereto as Schedule B-2.

D. Anadolun represents and warrants that it has rights, title and interest to the Property as described in Schedule C (the “Property Description”).

F.  The Company or Anadolun will enter into a Definitive Agreement related to an Option on the Property with terms described in Schedule D (the “Option Terms”).

2. Securities Law Matters:

Neither the Shares issued under the Option Terms nor the Shares issued in the Placement have been or will be registered under the Securities Act of 1933, as amended (the “Securities Act”), and such Shares will be issued in reliance upon an exemption from such registration requirements.  The securities will be “restricted securities” under Rule 144 of the Securities Act.  The Company may be considered a “shell company” under the rules of the SEC, and Rule 144 may not be available to resell the Shares for a period of one year following the filing of a Form 8-K that contains Form 10 Information (as defined by the SEC).
Upon Closing, the Company shall file a Form 8-K with the SEC and Schedule 14-F, as required.

3. Definitive Agreement:

The Company’s counsel will prepare the definitive agreement setting forth the final terms of the proposed Option Agreement and Transaction (the “Definitive Agreement”).  The Definitive Agreement will reflect the agreed upon terms and conditions as well as customary representations, warranties, covenants, termination rights and termination fee provisions.  The representations and warranties by Anadolun shall not survive closing with the exception of the representations and warranties related to:  (i) capitalization, and (ii) authority.
The parties will work together in good faith to negotiate and finalize the Definitive Agreement on or before July 1, 2011 and close the Transaction and the Placement on or before July 15, 2011, or such other later date as the parties may mutually agree.  In addition, the parties will negotiate ancillary agreements, as may be appropriate for the Transaction.

4. Due Diligence:

Prior to execution of the Definitive Agreement and upon reasonable advance notice, Anadolun will use its best efforts to provide The Company and its representatives access, upon reasonable request and during business hours, to the Property and other business information of Anadolun.

5. Tax Efficiency	The parties agree that the Transaction shall be structured to minimize tax consequences to each of the Company and Anadolun in connection with the transaction.

6. Key Management & Employees; Directors

Regarding Texada Ventures:  The parties agree to discuss other Director, Executive Officer and employee matters including post-closing employment and benefits arrangements and customary non-compete/non-solicitation agreements.

Regarding Anadolun:  The parties agree that their Directors, Executives and Employees will remain unchanged by this Transaction.

7. Principal Conditions to Closing - Company

The Company’s obligations to consummate the Transaction will be conditional upon the satisfaction of customary conditions including:  but not limited to: (i) obtaining necessary governmental, regulatory and court consents, waivers and approvals (including antitrust clearance, to the extent applicable) related to the Transaction and the transactions contemplated in the Definitive Agreement, (ii) compliance with pre-closing covenants and continuing accuracy of Anadolun’s representations and warranties in all material respects, (iii) the Company’s completion of satisfactory due diligence, and (iv) negotiation and execution of the Definitive Agreement.

8. Principal Conditions to Closing - Anadolun:

Anadolun’s obligations to consummate the Business Combination will be conditional upon the satisfaction of customary conditions including: but not limited to: (i) obtaining necessary governmental, regulatory and court consents, waivers and approvals (including antitrust clearance, to the extent applicable) related to the Transaction and the transactions contemplated in the Definitive Agreement, (ii) compliance with pre-closing covenants and continuing accuracy of the Company’s representations and warranties in all material respects, and (iii) negotiation and execution of the Definitive Agreement.

9. Transaction Expenses:	Except as otherwise set forth herein, each party will pay its own expenses in connection with the negotiation of the Transaction.
10. Termination

This term sheet may be terminated by either party if the conditions set forth in Sections 1.C, 7 or 8 are not satisfied on or before July 15, 2011; provided that the terminating party has acted in good faith and has not breached any term of this term sheet.

11. Exclusivity:

In consideration of the time and resources that both the Company and Anadolun management teams will devote to the contemplated transaction, the Definitive Agreement shall provide for covenants by the Company and Anadolun not to discuss a sale of their respective entities or assets with another party, except to the extent reasonably necessary in connection with the Working Capital Financing.

12. Public Announcement:

None of The Company or Anadolun will make any public disclosure with respect to the Business Combination addressed herein without the prior approval of the other, except as otherwise required by law.  Each party, prior to such disclosure, shall submit the proposed disclosure to the other party.

13. Governing Law:	This term sheet shall be governed and construed in accordance with the laws of Nevada, without giving effect to the conflict of laws provisions thereof.

This term sheet is being delivered on the condition that its contents be treated as strictly confidential by the parties and its legal and financial advisors.  This term sheet will expire on May 31, 2011 at 5:00 pm (Vancouver time) unless executed and accepted by the parties.

Texada Ventures Inc. By: /s/ David Brow David Brow, CEO	Anadolun Madencilik Ltd. Sti. By: /s/ Ercan Aygun Ercan Aygun, CEO

SCHEDULE A

Bridge Loan Allocation of Funds

The $200,000 to be advanced to Anadolun Madencilik Ltd. Sti. (“Anadolun”), is a debt obligation (the “Bridge Loan”) evidenced by a Promissory Note.  Anadolun will use the Bridge Loan as follows:

Line Item Expense	Amount in US$
Commitment to exploration*	$80,000
Mining Consultant fees	$35,000
Analytics/Lab work	$25,000
Administration	$25,000
Rental of Mining Equipment	$15,000
Office Pre-establishment	$20,000
Total	$200,000

*as required by Turkey’s Directorate General of Mineral Research and Exploration

SCHEDULE B-1

Form of Promissory Note

SCHEDULE B-2

Bridge Loan Agreement

Legal address for Anadolun is:

Çetin Emeç Bulvarı 1328 sk.No 6/1

Ovecler, Ankara, TURKIYE

SCHEDULE C

Property Description

The Karasu Rare Earth Metals Project consists of a single 1480.9 ha Heavy Minerals Placer concession in Sakarya Province of Northern Turkey.  The coordinates of the concession are described in Table 1 and Map 1 below.  Historical exploration on the property by Turkey’s Directorate General of Mineral Research and Exploration indicated excellent potential for further development of Rare Earth element extraction.

Table 1:

Map 1:

SCHEDULE D

Option Agreement Terms

Subject to the customary language of a formal option agreement the Company and Anadolun agree to the following general terms:

Option of Property:  Anadolun will grant the Company an option (the “Option”) to acquire up or earn a 95% interest in Anadolun's Karasu Rare Earth Metals Project in and to the Property free and clear of all liens, charges and encumbrances by:

(a)	the Company incurring exploration expenditures (the “Exploration Expenditures”) of $1,000,000 on the Property as follows:

i.	$250,000 on or before the first anniversary date of the Transaction Completion Date, and
ii.	$250,000 on or before the second anniversary date of the Transaction Completion Date, and
iii.	$500,000 on or before the third anniversary date of the Transaction Completion Date, and

(b)	the Company allotting and issuing to Anadolun, as fully paid and non-assessable:

i.	2,000,000 Shares within 10 days of the Transaction Completion Date, and
ii.	2,000,000 Shares on or before the second anniversary date of the Transaction Completion Date, and
iii.	2,000,000 Shares on or before the third anniversary date of the Transaction Completion Date.

(each, a “Share Issuance”).

(c)	the Company paying Anadolun:

i.	$250,000 within 30 days of the Transaction Completion Date,
ii.	$250,000 on or before the second anniversary date of the Transaction Completion Date, and
iii.	$500,000 on or before the third anniversary date of the Transaction Completion Date.

(each, a “Cash Payment”).

If the Company incurs Exploration Expenditures which exceed the amount required to be incurred within any period as set forth in section (a), then such additional costs shall be carried forward to the succeeding period as set forth in section (a) and qualify as Exploration Expenses for such succeeding period.  If the Exploration Expenditures incurred are less than the amount required to be incurred within any period set forth in section (a), the Company must pay the deficiency, in cash, to Anadolun within sixty (60) days after the end of such period in order to maintain the Option.